EXHIBIT 99.1

News Release

Apollo Group, Inc.
4615 E. Elwood St.
Phoenix, AZ 85040
(800) 990-APOL
(480) 379-3503 fax
Internet:
www.apollogrp.edu
www.phoenix.edu
www.uopxonline.com
www.ipd.org
www.fp.edu
www.wintu.edu

Company Contact:
Kenda B. Gonzales
Chief Financial Officer
(800) 990-APOL
Email:
kenda.gonzales@apollogrp.edu

Investor Relations Contact:
Janess Pasinski
Apollo Group, Inc.
(800) 990-APOL, option 7
Email:
janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey
Apollo Group, Inc
(480) 557-2952
Email:
ayla.dickey@apollogrp.edu

APOLLO GROUP, INC. REPORTS FISCAL 2004
THIRD QUARTER RESULTS

     Phoenix, Arizona, June 24, 2004 — Apollo Group, Inc. today reported fiscal 2004 financial results for Apollo Education Group (Nasdaq:APOL) and University of Phoenix Online (Nasdaq:UOPX) for the third quarter ended May 31, 2004.

     Net income attributed to Apollo Education Group common stock for the three months ended May 31, 2004 was $101.1 million, or $.56 per diluted share, compared to $69.8 million, or $.39 per diluted share, reported for the same period last year. Net income attributed to University of Phoenix Online common stock for the three months ended May 31, 2004, was $8.2 million, or $.48 per diluted share, compared to $4.4 million or $.27 per diluted share, reported for the same period last year.

     Net income attributed to Apollo Education Group common stock for the nine months ended May 31, 2004 was $242.5 million, or $1.35 per diluted share, compared to $166.2 million, or $.94 per diluted share, reported for the same period last year. Net income attributed to University of Phoenix Online common stock for the nine months ended May 31, 2004, was $19.6 million, or $1.14 per diluted share, compared to $10.4 million or $.64 per diluted share, reported for the same period last year.

     Todd S. Nelson, President and CEO, said, “We are pleased to report another quarter with strong earnings and enrollment growth. The third quarter proved to be a strong quarter for new locations as well. University of Phoenix opened a campus in Louisville, KY and opened nine learning centers throughout the United States. Institute for Professional Development signed a new contract with Warner Pacific College in Portland, OR.”

     Total consolidated revenues for Apollo Group, Inc. for the three months ended May 31, 2004 rose 36.5% to $497.0 million, compared with $364.2 million in the third quarter of fiscal 2003. The University of Phoenix accounted for 95.6% of the $464.5 million in net tuition revenues from students enrolled in degree programs for the quarter ended May 31, 2004. Total revenues for University of Phoenix Online for the three months ended May 31, 2004 rose 60.0% to $233.3 million, compared with $145.8 million in the third quarter of fiscal 2003.

     Total consolidated revenues for Apollo Group, Inc. for the nine months ended May 31, 2004 rose 34.8% to $1.31 billion, compared with $968.2 million in the same period last year. The University of Phoenix accounted for 95.4% of the $1.22 billion in net tuition revenues from students enrolled in degree programs for the nine months ended May 31, 2004. Total revenues for University of Phoenix Online for the nine months ended May 31, 2004 rose 59.6% to $595.1 million, compared with $373.0 million in the same period last year.

~continued~

     Consolidated net income for Apollo Group, Inc. for the three months ended May 31, 2004 increased 47.2% to $109.3 million, compared to $74.3 million for the same period last year. Net income for University of Phoenix Online for the three months ended May 31, 2004 increased 80.3% to $57.1 million, compared to $31.7 million for the same period last year.

     Consolidated net income for Apollo Group, Inc. for the nine months ended May 31, 2004 increased 48.4% to $262.1 million, compared to $176.6 million for the same period last year. Net income for University of Phoenix Online for the nine months ended May 31, 2004 increased 79.4% to $136.4 million, compared to $76.0 million for the same period last year.

     Net cash provided by operating activities for Apollo Group, Inc. for the three months ended May 31, 2004 was $161.0 million, compared to $97.5 million for the three months ended May 31, 2003. Net additions to property and equipment for Apollo Group, Inc. for the three months ended May 31, 2004 were $27.1 million, compared to $11.9 million for the three months ended May 31, 2003.

     Net cash provided by operating activities for Apollo Group, Inc. for the nine months ended May 31, 2004 was $386.3 million, compared to $248.6 million for the nine months ended May 31, 2003. Net additions to property and equipment for Apollo Group, Inc. for the nine months ended May 31, 2004 were $83.7 million, compared to $41.2 million for the nine months ended May 31, 2003.

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at May 31, 2004 increased by 27.6% to 239,300 students compared to 187,500 students at May 31, 2003. Degree enrollments at The University of Phoenix (excluding University of Phoenix Online) were 103,300 students at May 31, 2004 compared to 91,400 students at May 31, 2003 representing a 13% increase. Degree enrollments for University of Phoenix Online at May 31, 2004 increased by 52% to 109,800 students compared to 72,200 students at May 31, 2003.

Business Outlook

     Apollo Group, Inc.

•	We expect revenue for the quarter ending August 31, 2004 to be between $483 million and $486 million and to be between $1.788 billion and $1.791 billion for fiscal 2004.

•	Operating margin is expected to be between 30.0% and 30.5% for the quarter ending August 31, 2004 and to be between 31.0% and 31.5% for fiscal 2004.

     University of Phoenix Online

•	We expect revenue for the quarter ending August 31, 2004 to be between $237 million and $238 million and to be between $832 million and $833 million for fiscal 2004.

•	Operating margin is expected to be between 35.0% and 35.5% for the quarter ending August 31, 2004 and to be between 36.5% and 37.0% for fiscal 2004.

For the quarter ending August 31, 2004, diluted earnings per share attributed to Apollo Education Group are expected to be $.48 and diluted earnings per share attributed to University of Phoenix Online are expected to be $.42. For fiscal 2004, diluted earnings per share attributed to Apollo Education Group are expected to be $1.83 and diluted earnings per share attributed to University of Phoenix Online are expected to be $1.55.

We expect degree enrollments at The University of Phoenix (excluding University of Phoenix Online) to continue to grow between 12% and 13% over the prior year at the end of the fourth quarter of fiscal 2004. We expect University of Phoenix Online degree enrollments to continue to grow between 48% and 50% over the prior year at the end of the fourth quarter of fiscal 2004.

~continued~

     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 8:00 AM Phoenix time, on Thursday, June 24, 2004. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 7752975. A live webcast of this event may be accessed by visiting the company web site at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #7752975) until July 2, 2004.

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 78 campuses and 133 learning centers in 38 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 239,300 students as of May 31, 2004.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company web site at: www.apollogrp.edu.

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc. and University of Phoenix Online.

     Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. and University of Phoenix Online to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s or University of Phoenix Online’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	any adverse changes in student enrollment;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2003; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per share amounts)

	For the Three Months Ended May 31,		For the Nine Months Ended May 31,
	2004	2003	2004	2003
	(Unaudited)
Revenues:
Tuition and other, net	$496,999	$364,166	$1,305,670	$968,244

Costs and expenses:
Instructional costs and services	196,026	159,345	552,017	444,697
Selling and promotional	103,287	70,990	272,316	195,801
General and administrative	22,849	17,015	63,544	49,864

	322,162	247,350	887,877	690,362

Income from operations	174,837	116,816	417,793	277,882
Interest income, net	4,886	3,853	13,617	10,896

Income before income taxes	179,723	120,669	431,410	288,778
Provision for income taxes	70,387	46,412	169,300	112,146

Net income	$109,336	$74,257	$262,110	$176,632

Net income attributed to:
Apollo Education Group common stock	$101,103	$69,816	$242,502	$166,193

University of Phoenix Online common stock	$8,233	$4,441	$19,608	$10,439

Earnings per share attributed to:
Apollo Education Group common stock:
Diluted net income per share	$0.56	$0.39	$1.35	$0.94

Diluted weighted average shares outstanding	179,360	177,931	179,004	177,375

University of Phoenix Online common stock:
Diluted net income per share	$0.48	$0.27	$1.14	$0.64

Diluted weighted average shares outstanding	17,226	16,742	17,187	16,374

	At May 31,
	2004	2003
OPERATING DATA
Students enrolled in degree programs	239,300	187,500
Number of locations:
Campuses	78	67
Learning Centers	133	118

	211	185

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

	May 31,	August 31,
	2004	2003
	(Unaudited)
Assets:
Current assets
Cash and cash equivalents	$489,009	$416,452
Restricted cash	178,533	147,616
Marketable securities	323,538	235,962
Receivables, net	136,258	123,728
Deferred tax assets, net	9,841	9,098
Income taxes receivable		842
Other current assets	20,812	16,545

Total current assets	1,157,991	950,243
Property and equipment, net	169,884	119,057
Marketable securities	351,871	245,772
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	5,698	1,155
Other assets	25,821	24,881

Total assets	$1,748,361	$1,378,204

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$3,946	$3,231
Accounts payable	34,495	29,314
Accrued liabilities	68,503	49,525
Income taxes payable	26,520
Student deposits and current portion of deferred tuition revenue	303,712	253,153

Total current liabilities	437,176	335,223
Deferred tuition revenue, less current portion	622	942
Long-term liabilities, less current portion	15,074	15,114

Total liabilities	452,872	351,279

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 175,978,000 and 175,286,000 issued and outstanding at May 31, 2004 and August 31, 2003, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at May 31, 2004 and August 31, 2003	1	1
University of Phoenix Online nonvoting common stock, no par value, 400,000,000 shares authorized; 15,867,000 and 15,659,000 issued and outstanding at May 31, 2004 and August 31, 2003, respectively
Additional paid-in capital	342,247	293,650
Apollo Education Group Class A treasury stock, at cost, 1,411,000 and 2,103,000 shares at May 31, 2004 and August 31, 2003, respectively	(47,759)	(27,100)
University of Phoenix Online treasury stock, at cost, 347,000 and 86,000 shares at May 31, 2004 and August 31, 2003, respectively	(26,016)	(4,601)
Retained earnings	1,027,306	765,196
Accumulated other comprehensive income (loss)	(393)	(324)

Total shareholders’ equity	1,295,489	1,026,925

Total liabilities and shareholders’ equity	$1,748,361	$1,378,204

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS

	May 31,
	2004	2003
University of Phoenix:
Campuses established prior to May 1999	192,584	149,885
Campuses established after May 1999	20,490	13,742

Total University of Phoenix	213,074	163,627

Institute for Professional Development	22,861	21,283
Western International University	2,182	1,926
College for Financial Planning	1,190	659

Total Degree Enrollment	239,307	187,495

~continued~

UNIVERSITY OF PHOENIX ONLINE

SELECTED FINANCIAL DATA
(in thousands)

	For the Three Months Ended May 31,		For the Nine Months Ended May 31,
	2004	2003	2004	2003
	(Unaudited)
Revenues:
Tuition and other, net	$233,280	$145,819	$595,100	$372,986

Costs and expenses:
Instructional costs and services	79,654	55,558	216,050	146,117
Selling and promotional	50,358	32,572	129,929	85,852
General and administrative	10,046	6,312	27,230	17,990

	140,058	94,442	373,209	249,959

Income from operations	93,222	51,377	221,891	123,027
Interest income, net	1,673	1,242	4,640	3,262

Income before income taxes	94,895	52,619	226,531	126,289
Provision for income taxes	37,768	20,942	90,159	50,263

Net income	$57,127	$31,677	$136,372	$76,026

     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.